EXHIBIT 10.22

ELEVENTH AMENDMENT TO FINANCING AGREEMENT

This ELEVENTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of September 1, 2005 but effective as of August 22, 2001, is entered into by and among KEY TRONIC CORPORATION, a Washington corporation (the “Company”), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as lender (the “Lender”).

RECITALS

A. The Company and the Lender previously entered into that certain Financing Agreement, dated August 22, 2001 (as amended, supplemented, restated, and modified from time to time, the “Financing Agreement”), pursuant to which the Lender agreed to provide loans and other financial accommodations to the Company from time to time.

B. The Company has requested and the Lender has agreed to amend retroactively the Financing Agreement in certain respects on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Financing Agreement.

2. Conditions to Each Extension of Credit. Effective retroactively to August 22, 2001, Section 2.2(d) of the Financing Agreement is hereby deleted in its entirety.

3. Events of Default. Effective retroactively to August 22, 2001, Section 10.1(b) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(b) the failure of the Company to generally meet its debts, in an amount in excess of $250,000 in the aggregate, as they mature;”

4. Conditions to Effectiveness. This Amendment will become effective only upon the satisfaction of all of the following conditions precedent (the “Conditions Precedent”):

(a) The Lender has received this Amendment, duly executed and delivered by the Lender and the Company and acknowledged by the Guarantors;

(b) Each of the representations and warranties set forth in this Amendment are true and correct; and

(c) The Lender has received such other documents, certificates, opinions, and information, including without limitation, any third party consents, that the Lender may require.

5. Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Company represents and warrants to the Lender, as of the date of this Amendment, as follows:

(a) Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Financing Agreement, as amended and supplemented by this Amendment.

(b) Authorization of Agreements. The execution and delivery of this Amendment by the Company and the performance by the Company of the Financing Agreement, as amended hereby, have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by the Company.

(c) Representations and Warranties in the Financing Agreement. The Company confirms that the representations and warranties contained in the Financing Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date).

6. Miscellaneous.

(a) Reference to and Effect on the Existing Financing Agreement.

(i) Except as specifically amended or supplemented by this Amendment and the documents executed and delivered in connection herewith, the Financing Agreement remains unmodified, continues in full force and effect, and is hereby ratified and confirmed.

(ii) The execution and delivery of this Amendment and performance of the Financing Agreement does not constitute a waiver of any provision of, or operate as a waiver of any right, power, or remedy of the Lender under, the Financing Agreement or any of the other Loan Documents.

(iii) This Amendment must be construed as one with the existing Financing Agreement, and the existing Financing Agreement must, where the context so requires, be read and construed throughout to incorporate this Amendment.

(b) Fees and Expenses. The Company agrees to pay on demand all costs, fees and expenses incurred by CIT in connection with the preparation, negotiation, and execution of this Amendment and any other documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including without limitation, the costs and fees of CIT’s legal counsel.

(c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and do not constitute a part of this Amendment for any other purpose and may not be given any substantive effect.

(d) Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile will be equally effective as delivery of an original executed counterpart of this Amendment.

(e) Waiver of Jury Trial. Each of the parties hereto waives its right to a trial by jury in any action to enforce, defend, interpret, or otherwise concerning this Amendment.

7. Governing Law. This Amendment is governed by and must be construed according to the laws of the State of California (without reference to the choice of law provisions thereof).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

KEY TRONIC CORPORATION,
a Washington corporation

By:	/s/ Ronald F. Klawitter
Name:	Ronald F. Klawitter
Title:	Executive Vice President and CFO

THE CIT GROUP/BUSINESS CREDIT, INC., as Lender

By:	/s/ Donna M. Fucsko
Name:	Donna M. Fucsko
Title:	Vice President

Each of the undersigned hereby confirms that the foregoing Amendment shall not affect, modify, or diminish such undersigned’s obligations under any instrument of guaranty and/or any related pledge or security agreements executed in favor of CIT and reaffirms and ratifies each of the terms and conditions of such guaranty and/or related pledge or security agreements.

KEY TRONIC JUAREZ, S.A. de C.V.

By:	/s/ Ronald F. Klawitter
Name:	Ronald F. Klawitter
Title:	Executive Vice President and CFO

KEY TRONIC REYNOSA, S.A. de C.V.

By:	/s/ Ronald F. Klawitter
Name:	Ronald F. Klawitter
Title:	Executive Vice President and CFO